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                                                               Exhibit 99.B.5(b)

                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                VARIABLE LIFE INSURANCE SUPPLEMENTAL APPLICATION

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1. PLAN    / / Single Premium Single Life Variable Life Insurance    / / Single Premium Last Survivor Variable Benefit Agreement
           / / Flexible Premium Single Life Variable Life Insurance  / / Other__________________________________________________

2. INSURED A                   First               MI                  Last               Date of Birth       Social Security Number
                                                                                             /    /               -         -

3. INSURED B                   First               MI                  Last               Date of Birth       Social Security Number

                                                                                             /    /               -         -

PAYMENT ALLOCATION           Allocations must total 100%.    The minimum percentage allocation is [5%] and must be in whole numbers.

4. ASSET ALLOCATION  MODEL  ______________________________________________ If chosen do not complete allocation percentages below.
                                                                           Asset Allocation Models are rebalanced quarterly.

4A. FIXED ACCOUNT   _____%

4B. SUB-ACCOUNTS    Please make no more than [10] selections.

AIM V.I. Government Securities  _______%  Dreyfus IP Technology Growth         _______%  MFS VIT High Income            _______%

AIM V.I. International Growth   _______%  Dreyfus Stock Index                  _______%  MFS VIT Utilities              _______%

AIM V.I. Technology             _______%  Dreyfus VIF Appreciation             _______%  MFS VIT Investors Trust        _______%

AIM V.I. Capital Appreciation   _______%  Dreyfus Socially Responsible Growth  _______%  MFS VIT Research               _______%

Colonial Strategic Income       _______%  Dreyfus IP Emerging Leaders          _______%  MFS VIT Capital Opportunities  _______%

Columbia High Yield             _______%  Franklin Money Market                _______%  MFS VIT Emerging Growth        _______%

Liberty Growth & Income         _______%  Franklin Strategic Income            _______%  Liberty Money Market           _______%

Colonial Small Cap Value        _______%  Templeton Growth                     _______%  Liberty Asset Allocation       _______%

                                          Franklin Growth and Income           _______%  Columbia Large Cap Growth      _______%

                                          Franklin Large Cap Growth            _______%  Other                          _______%

SPECIAL REQUESTS                                                                                                       Yes     No

5.    Is Dollar Cost Averaging elected?                                                                                / /    / /
6.    Is Account Rebalancing elected?    (Do not complete if an Asset Allocation Model is used.)                       / /    / /
7.    Please indicate if you refuse Telephone Transfer privileges. / /
      If you answered Yes to questions 5 or 6, applicable administrative form(s) must be completed and submitted for your elections to be effective.

SUITABILITY

                                                    PLEASE READ CAREFULLY                                              Yes     No

8.    Did you receive the current prospectus for the life contract applied for?                                        / /    / /
9.    Do you understand that the contract values including the Death Benefit may increase or decrease,
      depending on the investment performance of the sub-accounts?                                                     / /    / /
10.   Do you understand that the contract may lapse only if the surrender value becomes insufficient to cover the
      Monthly Deductions?                                                                                              / /    / /
11.   Do you understand that the initial payment may be held in the Fixed Account until after your Right to Return
      period expires?                                                                                                  / /    / /
12.   Do you believe that this contract is consistent with your insurance needs and financial objectives?              / /    / /
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THE AMOUNT AND DURATION OF THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS
CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE
FIXED ACCOUNT EARNINGS AND CONTRACT CHARGES. SEPARATE ACCOUNT VALUES ARE
VARIABLE AND MAY INCREASE OR DECREASE. THESE VALUES ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT.

I/we, the Owner(s), declare that the statements and answers in this supplemental application are complete and true to the best of my/our knowledge and belief and agree that they will become part of any contract of insurance issued by the Company.

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-------------------------------------------                                  --------------------------------------------------
        Signature of Insured A                                                            Signature of Insured B

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       Signature of Joint Owner                                                  Signature of Owner if Other than Insured(s)

Dated at   _____________________ on  ___________________                     --------------------------------------------------
              City and State               Date                                   Signature of Registered Representative
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
PLA-98120            [copy 1 to Liberty Life]              [copy 2 to agent]                   [copy 3  to client]            5/05
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